EXHIBIT 99.1
Investor Contact:
Nathan Harrill
Exact Sciences Corp.
investorrelations@exactsciences.com
608-535-8659

Media Contact:
Morry Smulevitz
Exact Sciences Corp.
msmulevitz@exactsciences.com
608-345-8010

For Immediate Release

Exact Sciences Announces First-Quarter 2024 Results
First quarter highlights

•Delivered total first quarter revenue of $638 million, an increase of 6% on a reported and core revenue basis, including Screening revenue of $475 million and Precision Oncology revenue of $163 million
•Published Cologuard PlusTM test results from pivotal BLUE-C study in The New England Journal of Medicine
•Maintains full-year 2024 revenue and adjusted EBITDA guidance

MADISON, Wis., May 8, 2024 — Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the company generated revenue of $638 million for the first quarter ended March 31, 2024, compared to $602 million for the same period of 2023.

“The Exact Sciences team is off to a strong start again in 2024. Our team delivered more than a million Cologuard® and Oncotype DX® test results to patients and advanced our deep pipeline of life-changing cancer diagnostics,” said Kevin Conroy, chairman and CEO. “As we expand our portfolio globally, our seamless customer experience, powerful commercial engine, and high-quality lab and technology foundation will continue to gain momentum, supporting our mission to help eradicate cancer.”

First-quarter 2024 financial results

For the three-month period ended March 31, 2024, as compared to the same period of 2023 (where applicable):

•Total revenue was $638 million, an increase of 6 percent on a reported and core revenue basis
•Screening revenue was $475 million, an increase of 7 percent
•Precision Oncology revenue was $163 million, an increase of 5 percent, or 4 percent on a core revenue basis
•Gross margin including amortization of acquired intangible assets was 70 percent, and non-GAAP gross margin excluding amortization of acquired intangible assets was 73 percent
•Net loss was $110 million, or $0.60 per share, compared to a net loss of $74 million, or $0.42 per share
•EBITDA was $(47) million and adjusted EBITDA was $39 million
•Cash used in operating activities was $82 million and free cash flow was $(120) million,
•Cash, cash equivalents, and marketable securities were $652 million at the end of the quarter

Screening primarily includes laboratory service revenue from Cologuard tests and PreventionGenetics. Precision Oncology includes laboratory service revenue from global Oncotype DX and therapy selection tests.

2024 outlook

The company has maintained its revenue guidance of $2.810-$2.850 billion during 2024, assuming:

•Screening revenue of $2.155-$2.175 billion, and
•Precision Oncology revenue of $655-$675 million.

First-quarter 2024 conference call & webcast
Company management will host a conference call and webcast on Wednesday, May 8, 2024, at 5 p.m. ET to discuss first-quarter 2024 results. The webcast will be available at exactsciences.com. Domestic callers should dial 888-330-2384 and international callers should dial +1-240-789-2701. The access code for both domestic and international callers is 4437608. A replay of the webcast will be available at exactsciences.com. The webcast, conference call, and replay are open to all interested parties.

Non-GAAP disclosure
In addition to the company’s financial results determined in accordance with U.S. GAAP, the company provides non-GAAP measures that it determines to be useful in evaluating its operating performance and liquidity. The company presents EBITDA, adjusted EBITDA, non-GAAP gross margin, non-GAAP gross profit, core revenue, and free cash flow. EBITDA and adjusted EBITDA consist of net loss after adjustment for those items shown in the table below. The company defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, excluding amortization of acquired intangible assets. The amortization of acquisition-related intangible assets used in the calculation of non-GAAP gross profit and non-GAAP gross margin pertain only to the amortization associated with developed technology acquired and recorded through purchase accounting transactions. The amortization of these intangible assets will recur in future periods until such intangible assets have been fully amortized. Core revenue is calculated to adjust for recent acquisitions and divestitures, COVID-19 testing revenue and foreign currency exchange rate fluctuations. To exclude the impact of change in foreign currency exchange rates from the prior period under comparison, the Company converts the current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates. The company considers free cash flow to be a liquidity measure and is calculated as net cash used in or provided by operating activities, reduced by purchases of property, plant and equipment. Management believes that presentation of non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. The company uses this non-GAAP financial information to establish budgets, manage the company’s business, and set incentive and compensation arrangements. The company believes free cash flow provides useful information to management and investors since it measures our ability to generate cash from business operations. Non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental information purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. For example, non-GAAP gross margin and non-GAAP gross profit exclude the amortization of acquired intangible assets although such measures include the revenue associated with the acquisitions. Additionally, adjusted EBITDA excludes a number of expense items that are included in net loss. As a result, positive adjusted EBITDA may be achieved while a significant net loss persists. For a reconciliation of these non-GAAP measures to GAAP, see below “EBITDA and Adjusted EBITDA Reconciliations”, “Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations”, “Reconciliation of Core Revenue” and “Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow”. The company presents certain forward-looking statements about the company’s future financial performance that include non-GAAP measures. These non-GAAP measures include adjustments like stock-based compensation, acquisition and integration costs including gains and losses on contingent consideration, and other significant charges or gains that are difficult to predict for future periods because the nature of the adjustments pertain to events that have not yet occurred. Additionally management does not forecast many of the excluded items for internal use. Information reconciling forward-looking non-GAAP measures to U.S. GAAP measures is therefore not available without unreasonable effort, and is not provided. The occurrence, timing, and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the company’s GAAP results.

About Cologuard
The Cologuard test was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. The Cologuard test is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2021) and National Comprehensive Cancer Network (2016). The Cologuard test is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use the Cologuard test if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. The Cologuard test is not a replacement for colonoscopy in high risk patients. The Cologuard test performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. The Cologuard test performance in repeat testing has not been evaluated.

The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again. Medicare and most major insurers cover the Cologuard test. For more information about the Cologuard test, visit cologuardtest.com. Rx only.

About Cologuard Plus
Developed in collaboration with Mayo Clinic, Cologuard Plus features novel biomarkers and improved laboratory processes. It also incorporates enhanced sample stability components to provide patients more time to return their sample to Exact Sciences’ lab and increase the valid result rate. Exact Sciences is preparing for FDA approval and the commercialization of Cologuard Plus.

About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The OncoExTra® test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the OncoExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine. To learn more, visit precisiononcology.exactsciences.com.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences gives patients and health care professionals the clarity needed to take life-changing action earlier. Building on the success of the Cologuard and Oncotype DX tests, Exact Sciences is investing in its pipeline to develop innovative solutions for use before, during, and after a cancer diagnosis. For more information, visit ExactSciences.com, follow Exact Sciences on X (formerly known as Twitter) @ExactSciences, or find Exact Sciences on LinkedIn and Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; expectations for development of new or improved products and services and their impacts on patients; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; our reliance upon certain suppliers, including suppliers that are the sole source of certain supplies and products used in our tests and operations; approval and maintenance of adequate reimbursement rates for our products and services within and outside of the U.S.; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop and commercialize new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; our ability to protect and enforce our intellectual property; the results of our validation studies and clinical trials, including the risks that the results of future studies and trials may differ materially from the results of previously completed studies and trials; our ability to manage an international business and our expectations regarding our international expansion and opportunities; our ability to raise the capital necessary to support our operations or meet our payment obligations under our indebtedness; the potential effects of changing macroeconomic conditions, including the effects of inflation, interest rate and foreign currency exchange rate fluctuations, and geopolitical conflict; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses’ operations or the divestiture of business operations will be greater than expected and the possibility that integration or divestiture efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; and our ability to retain and hire key personnel. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenue	$637,524	$602,450

Operating expenses
Cost of sales (exclusive of amortization of acquired intangible assets)	170,101	156,866
Research and development	110,608	95,419
Sales and marketing	192,365	186,964
General and administrative	243,117	217,295
Amortization of acquired intangible assets	23,311	22,928
Impairment of long-lived assets	4,446	69
Total operating expenses	743,948	679,541

Other operating loss	(268)	—
Loss from operations	(106,692)	(77,091)

Other income (expense)
Investment income, net	6,213	490
Interest income (expense), net	(7,943)	4,107
Total other income (expense)	(1,730)	4,597

Net loss before tax	(108,422)	(72,494)

Income tax expense	(1,806)	(1,657)

Net loss	$(110,228)	$(74,151)

Net loss per share—basic and diluted	$(0.60)	$(0.42)

Weighted average common shares outstanding—basic and diluted	182,350	178,574

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$347,487	$605,378
Marketable securities	304,606	172,266
Accounts receivable, net	240,584	203,623
Inventory	128,534	127,475
Prepaid expenses and other current assets	99,059	85,627
Property, plant and equipment, net	702,041	698,354
Operating lease right-of-use assets	142,017	143,708
Goodwill	2,367,052	2,367,120
Intangible assets, net	1,866,856	1,890,396
Other long-term assets, net	178,085	177,387
Total assets	$6,376,321	$6,471,334

Liabilities and stockholders’ equity
Convertible notes, net, current portion	$248,810	$—
Current liabilities	436,299	514,701
Convertible notes, net, less current portion	2,066,805	2,314,276
Other long-term liabilities	329,384	335,982
Operating lease liabilities, less current portion	162,405	161,070
Total stockholders’ equity	3,132,618	3,145,305
Total liabilities and stockholders’ equity	$6,376,321	$6,471,334

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Reconciliation of Core Revenue
(Amounts in thousands)

	GAAP
	Three Months Ended March 31,
	2024	2023	% Change
Screening	$474,798	$443,195	7%
Precision Oncology	162,726	155,432	5%
COVID-19 Testing	—	3,823	(100)%
Total	$637,524	$602,450	6%

	Non-GAAP
	Three Months Ended March 31,
	2024 (1)	2023 (1)	% Change	Foreign Currency Impact (2)	Core Revenue (3)	% Change (3)
Screening	$474,798	$443,195	7%	$—	$474,798	7%
Precision Oncology	159,440	153,391	4%	(108)	159,332	4%
Total	$634,238	$596,586	6%	$(108)	$634,130	6%

(1) Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate Score test, and the Resolution Bioscience acquisition.

(2) Foreign currency impact is calculating the change in current period non-U.S. dollar denominated revenue using the prior year comparative period exchange rates.

(3) Excludes revenue from COVID-19 testing, the divested Oncotype DX Genomic Prostate Score test, the impact of foreign currency exchange rate fluctuations, and the Resolution Bioscience acquisition.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Non-GAAP Gross Profit and Non-GAAP Gross Margin Reconciliations
(Amounts in thousands)

	Three Months Ended March 31,
	2024	2023
Revenue	$637,524	$602,450
Cost of sales (exclusive of amortization of acquired intangible assets)	170,101	156,866
Amortization of acquired intangible assets (1)	21,100	20,718
Gross profit	$446,323	$424,866
Gross margin	70%	71%

Amortization of acquired intangible assets (1)	21,100	20,718
Non-GAAP gross profit	$467,423	$445,584
Non-GAAP gross margin	73%	74%

(1) Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of sales.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
EBITDA and Adjusted EBITDA Reconciliations
(Amounts in thousands)

	Three Months Ended March 31,
	2024	2023
Net loss	$(110,228)	$(74,151)
Interest expense (income) (1)	7,943	(4,107)
Depreciation and amortization	53,943	49,743
Income tax expense	1,806	1,657
EBITDA	$(46,536)	$(26,858)
Stock-based compensation (2)	73,538	61,897
Investment income	(6,213)	(490)
Acquisition and integration costs (3)	10,765	(8,547)
Impairment of long-lived assets (4)	4,446	69
Loss on sale of asset and divestiture related costs (5)	268	—
Restructuring (6)	2,936	—
Legal settlement (7)	—	18,936
Reduction-in-force severance (8)	—	907
Adjusted EBITDA	$39,204	$45,914

(1) Interest expense (income) for the three months ended March 31, 2023, includes a $10.3 million net gain recorded on the settlement of convertible notes. This gain represents the difference between (i) the fair value of the consideration transferred and (ii) the sum of the carrying value of the debt at the time of the exchange.

(2) Represents stock-based compensation expense and 401(k) match expense. The Company matches a portion of Exact Sciences employees’ contributions annually in the form of the Company’s common stock.

(3) Represents acquisition and related integration costs incurred as a result of the Company’s business combinations. Acquisition costs represent legal and professional fees incurred to execute the transaction. There were no acquisition costs incurred for the three months ended March 31, 2024 and 2023. Integration related costs represent expenses incurred outside regular business operations, specifically relating to the integration of businesses acquired through a business combination. This includes any gain or loss on contingent consideration liabilities, severance and accelerated vesting of stock awards, and professional services. The remeasurement of the contingent consideration liabilities resulted in a loss of $5.6 million and a gain of $8.9 million for the three months ended March 31, 2024 and 2023, respectively. The Company also incurred severance costs and professional service fees which were not significant for the three months ended March 31, 2024 and 2023. The majority of the professional service fees relate to the integration of information technology systems.

(4) Represents impairment charges on the Company’s long-lived assets. For the three months ended March 31, 2024, the Company recorded impairment charges related to certain of our domestic facilities. For the three months ended March 31, 2023, the Company recorded an insignificant impairment to a building lease that was vacated during the first quarter of 2023.

(5) Relates to the sale of the intellectual property and know-how related to the Company’s Oncotype DX Genomic Prostate Score® (“GPS”) test to MDxHealth SA (“MDxHealth”) in August 2022 and the subsequent Second Amendment to the Asset Purchase Agreement related to the sale in August 2023. For the three and nine months ended March 31, 2024, this represents a contingent consideration loss.

(6) Includes costs associated with the consolidation of operations related to the closure of one of the Company’s domestic laboratory facilities, which was announced in October 2023. For the three months ended March 31, 2024, this primarily includes accelerated stock-based compensation expense and severance costs.

(7) The Company reached settlements with the counterparties related to the Medicare Date of Service Rule Investigation (“DOS Rule Matter”) and the Federal Anti-Kickback Statute and False Claims Act qui tam lawsuit during the third quarter of 2023. The Company previously accrued $10 million in the third quarter of 2021 related to the DOS Rule Matter, and made an incremental accrual of $18.9 million in the first quarter of 2023 based on the Company’s best estimate of the probable loss on this matter.

(8) The Company took proactive measures to address the impact of inflation and market volatility, and also simplify the organizational structure and prioritize programs that will have the greatest impact on improving cancer care. This resulted in a reduction of the Company’s international workforce in the first quarter of 2023. The adjustment to EBITDA represents personnel expenses incurred as a result of these proactive measures, a majority of which includes severance and accelerated stock-based compensation.

EXACT SCIENCES CORPORATION
Selected Unaudited Financial Information
Condensed Consolidated Statements of Cash Flows and Reconciliation of Free Cash Flow
(Amounts in thousands)

	Three Months Ended March 31,
	2024	2023
Net cash used in operating activities	$(82,311)	$(38,215)
Net cash provided by (used in) investing activities	(171,438)	82,941
Net cash provided by (used in) financing activities	(3,002)	133,596
Effects of exchange rate changes on cash and cash equivalents	(1,140)	550
Net increase (decrease) in cash, cash equivalents and restricted cash	(257,891)	178,872
Cash, cash equivalents and restricted cash, beginning of period	609,675	242,790
Cash, cash equivalents and restricted cash, end of period	$351,784	$421,662

Reconciliation of free cash flow:
Net cash used in operating activities	$(82,311)	$(38,215)
Purchases of property, plant and equipment	(37,649)	(29,360)
Free cash flow	$(119,960)	$(67,575)